                      AMENDMENT NO. 3 TO THE SECOND AMENDED
                  AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            WINN LIMITED PARTNERSHIP

         This Amendment No. 3 (the "Amendment") to the Second Amended and Restated Agreement of Limited Partnership of WINN Limited Partnership dated July 11, 1997 (the "Partnership Agreement") is entered into as of September 8, 1998, by and among Winston Hotels, Inc. (the "General Partner") and the Limited Partners of WINN Limited Partnership (the "Partnership"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Partnership Agreement.

         WHEREAS, the Partnership Units held by John B. Harris, Jr. Were redeemed on March 30, 1998 in exchange for REIT Shares in accordance with the terms of the Partnership Agreement;

         WHEREAS, additional Partnership Units were issued to the General Partner upon the contribution by the General Partner of the proceeds of the issuance of REIT Shares to employees and directors of the General partner;

         WHEREAS, it is desirable to amend Exhibit A to the Partnership Agreement to reflect such redemption and such issuance;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Partnership Agreement as follows:

         Exhibit A to the Partnership Agreement is hereby amended by substituting for the current version of such exhibit, a version in the form attached to this Amendment reflecting the redemption of the Partnership Units held by John B. Harris, Jr. and the issuance of additional Partnership Units to the General Partner upon the General partner's contribution of the proceeds of the issuance of additional REIT Shares to employees and directors of the General Partner.

         IN WITNESS WHEREOF, the foregoing Amendment No. 3 to the Second Amendment and Restated Agreement of Limited Partnership Agreement of WINN Limited Partnership has been signed and delivered as of this 14th day of September, 1998, by the undersigned as General Partner of the Partnership.


                                               WINSTON HOTELS, INC.,
                                               as General Partner


                                               By: /s/ Brent V. West
                                                   -----------------------------
                                                   Brent V. West

                                               Title: Vice President, Controller

                                    EXHIBIT A
                               September 14, 1998

(reflecting redemption of Partnership Units held by John B. Harris, Jr. and the issuance of additional units to the General Partner in connection with the General Partner's issuance of stock to employees and directors)


                      PARTNER AND                PARTNERSHIP         PERCENTAGE
                        ADDRESS                     UNITS             INTEREST
                      -----------                -----------         ----------

            GENERAL PARTNER:

            Winston Hotels, Inc.                 16,313,980            90.37%
            2209 Century Drive
            Raleigh, NC  27612

            LIMITED PARTNERS:

            Hotel I, Inc.                           297,500             1.65%
            2209 Century Drive
            Raleigh, NC  27612

            Charles M. Winston                      105,643              .58%
            Winston Hotels, Inc.
            2209 Century Drive
            Raleigh, NC  27612

            Cary Suites, Inc.                       606,413             3.36%
            2209 Century Drive
            Raleigh, NC  27612

            RWW, Inc.                                69,960              .39%
            2209 Century Drive
            Raleigh, NC  27612

            WJS Associates-                         109,516              .61%
            Perimeter II, Inc.
            2209 Century Drive
            Raleigh, NC  27612

            Hotel II, Inc.                           45,651              .25%
            2209 Century Drive
            Raleigh, NC  27612

            Quantum Realty                          440,100             2.44%
            Partners II, L.P.
            100 Crescent Court
            Suite 1000
            Dallas, Texas  75241

            Hubbard Realty of                        63,797              .35%
              Winston-Salem, Inc.
            85 South Stratford Rd.
            Winston-Salem, NC  27103
                                                 ----------           -------
                                                 18,052,560           100.00%